UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TriCo Bancshares
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TriCo Bancshares
63 Constitution Drive
Chico, CA 95973

SUPPLEMENT TO PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

On May 6, 2020, TriCo Banchares (NASDAQ: TCBK) (the “Company”), the parent company of Tri Counties Bank, received notice from Michael W. Koehnen, a director of the Company and Tri Counties Bank, of his resignation from his positions as a member of the Compensation and Management Succession Committee of the Company’s Board of Directors (the “Board”), and as a member of the Board’s Nominating and Corporate Governance Committee. Mr. Koehnen’s resignation from these committees, which is effective immediately, is in response to the reported recommendation by Institutional Shareholder Services Inc. that the Company’s shareholders withhold their vote for Mr. Koehnen as a director nominee at the Company’s upcoming Annual Meeting of Shareholders on May 27, 2020 because of his service on these Board committees. Although the Board has determined that Mr. Koehnen qualifies as “independent” for purposes of serving on the Board, the Compensation and Management Succession Committee, and the Nominating and Corporate Governance Committee pursuant to applicable Nasdaq Stock Market rules and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, and that Mr. Koehnen’s experience and background render him highly-qualified to serve as a member of the these two committees, the Board accepted Mr. Koehnen’s resignation from these Board committees.

Despite his resignation from the Board’s Compensation and Management Succession and Nominating and Corporate Governance Committees, Mr. Koehnen will continue to serve as a member of the Company’s Board, as well as the Board of Directors of Tri Counties Bank, and continues to stand for reelection to the Board at the upcoming Annual Meeting of Shareholders.

The Board of Directors has not changed its recommendation that the shareholders vote “FOR” all of the director-nominees, including Mr. Koehnen. Biographical information about Mr. Koehnen may be found on page 10 of the definitive Proxy Statement (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission (“SEC”) on April 20, 2020.

Important Information

The Company filed the Proxy Statement with the SEC and furnished the Proxy Statement to shareholders in connection with the solicitation of proxies for the 2020 Annual Meeting of Shareholders. Shareholders are urged to read the Proxy Statement, as supplemented by this supplement, because it contains important information.